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Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

        We consent to use in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-184407) on Form N-2 of FS Energy and Power Fund of our reports dated March 18, 2014 and March 20, 2014, relating to our audits of the consolidated financial statements, internal control over financial reporting, and financial statement schedule, appearing in the Prospectus, which is a part of this Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP
Blue Bell, Pennsylvania
March 20, 2014

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  Exhibit (n)(2)
Consent of Independent Registered Public Accounting Firm